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                 SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT
                PURSUANT TO SECTION 13 or 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934




Date of Report. . . . . . . . . . . . . . . . . .   February 18, 1997
                                                  ---------------------



                             LEGGOONS, INC.
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        (Exact name of Registrant as specified in its charter)



       Missouri                    33-68570            43-1239043
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 State or other jurisdiction      Commission       (I.R.S. Employer
  of incorporation                File Number      Identification No.)




   400 South Lindell              Vandalia, Missouri         63382
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   (Address of principal executive offices)                (Zip Code)



                               N/A
   ---------------------------------------------------------------
    (Former name or former address, if changed since last report)


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Item 1.  Change in Control of Registrant.
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     On February 18, 1997, the Company entered into an Agreement to License
Assets with Home Point of Sales, Inc., a Nevada corporation ("HPOS").
Pursuant to the Agreement to License Assets, the Company has licensed certain of the assets of HPOS relating to its WAGERING GATE business. The WAGERING GATE business includes the sales of HPOS manufactured Infinity to wagering locations; the building of the global wagering GATE, whose business is to receive incoming data transfer commands from the HPOS HOST Center and other competitive HOST Centers who have received ATM and SMART card wagering payment from offsite home or office locations and then who command the wagering GATE to alert the recipient gaming companies that they have been paid and to respond back with an acknowledgement of such payment; and, the general promotion and education of home ATM and SMART card wagering over the Internet through the HPOS Secure Computer Keyboard or over the telephone through the HPOS stand alone Infinity unit. The consideration paid for such license was the issuance of 2,900,000 shares of the common stock of the Company. Of this amount, 2,755,000 shares, were placed in escrow. Such shares will not be released from escrow unless and until the bid price of the Company's common stock is at least $3.00 per share for any twenty consecutive day period as reported on the NASD's Electronic Bulletin Board or Nasdaq's Small Capital Market. If such condition does not occur prior to February 10, 1998, the escrowed shares will be returned to the Company.

     In accordance with the Agreement to License Assets, the current members of the board of directors of the Company have resigned and have been replaced by Thomas S. Hughes, James S. Clinton, Mary Lou Garcia, Jack M. Hall and James Torres. Such persons will hold the position until the next annual shareholders meeting. In addition, the Company's current president (who will resign effective Febraury 24, 1997, pursuant to the terms of the Agreement to License Assets) has entered into a one year Consulting Agreement with HPOS.

Item 6  Resignation of Registrant's Directors
---------------------------------------------
     In accordance with the Agreement to License Assets, the current members of the board of directors of the Company have resigned and have been replaced by Thomas S. Hughes, James S. Clinton, Mary Lou Garcia, Jack M. Hall and James Torres. Such persons will hold the position until the next annual shareholders meeting.

     There were no disagreements among the Company and its Board of Directors.

Item 7.  Financial Statements and Exhibits.
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     (c)     Exhibits.

     10.16  Agreement to License Assets
     10.17  Escrow Agreement



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                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)                               LEGGOONS, INC.
(Date)                                     February 20, 1997
BY (Signature)                             /s/ James S. Clinton
(Name and Title)                           James S. Clinton, President
                                           and Chief Executive Officer












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